EXHIBIT 5.1
May 25, 2017
Orion Group Holdings, Inc.
12000 Aerospace Avenue, Suite 300
Houston, Texas 77034

Ladies and Gentlemen:
In my capacity as General Counsel of Orion Group Holdings, Inc., a Delaware corporation (the “Company”), I acted as counsel to the Company in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to registration under the Securities Act of 1933, as amended, of an aggregate 2,400,000 shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), to be issued under the Orion Group Holdings, Inc. 2017 Long-Term Incentive Plan (the “Plan”).
I have examined instruments, documents, and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.
Based upon the foregoing, I am of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan after the filing of the Registration Statement are validly authorized shares of Common Stock and, when issued in accordance with the terms described in the Plan, will be legally issued, fully paid, and non-assessable. I do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware (including the statutory provisions and reported judicial decisions interpreting the foregoing).
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of me name wherever it appears in the Registration Statement. In giving such consent, I do not consider that I am an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
My opinion has been furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Securities and Exchange Commission, and is expressly limited to the matters set forth above.

/s/ Peter R. Buchler
Peter R. Buchler, General Counsel